As filed with the Securities and Exchange Commission on February 24, 2021 under the Securities Act of 1933, as amended.
Registration No. 333-252997

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No.1
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Arrowroot Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	6770	85-3961600
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4553 Glencoe Ave
Suite 200
Marina Del Rey, CA 90292
Telephone: (310) 566-5966
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Matthew Safaii
Chief Executive Officer
4553 Glencoe Ave
Suite 200
Marina Del Rey, CA 90292
Telephone: (310) 566-5966
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Miguel J. Vega Nicole Brookshire Peter Byrne Cooley LLP 500 Boylston Street 14th Floor Boston, MA 02116 Telephone: (617) 937-2300	Stuart Neuhauser Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Telephone: (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant(2)	28,750,000 Units	$10.00	$287,500,000	$31,367
Shares of Class A common stock included as part of the units(3)	28,750,000 Shares	—	—	—(4)
Redeemable warrants included as part of the units(3)	14,375,000 Warrants	—	—	—(4)
Total		—	$287,500,000	$31,367(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)
Includes 3,750,000 units, consisting of 3,750,000 shares of Class A common stock and 1,875,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)
Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).
(5)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Arrowroot Acquisition Corp. is filing this Amendment No. 1 to its registration statement on Form S-1 (File No. 333-252997) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Item 16.	Exhibits and Financial Statement Schedules.

(a)	Exhibits. The following exhibits are being filed herewith:

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
3.1	Certificate of Incorporation.^
3.2	Certificate of Amendment of the Certificate of Incorporation.^
3.3	Form of Amended and Restated Certificate of Incorporation.^
3.4	Bylaws.^
4.1	Specimen Unit Certificate.^
4.2	Specimen Class A Common Stock Certificate.^
4.3	Specimen Warrant Certificate.^
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.^
5.1	Opinion of Cooley LLP.^
10.1	Form of Letter Agreement among the Registrant, the Sponsor and each of the executive officers and directors of the Registrant.^
10.2	Form of Investment Management Trust Agreement between the Sponsor and the Registrant.^
10.3	Form of Registration Rights Agreement among the Registrant, the Sponsor and the Holders signatory thereto.^
10.4	Form of Private Placement Warrants Purchase Agreement between the Registrant and the Sponsor.^
10.5	Form of Indemnity Agreement.^
10.6	Promissory Note issued to the Sponsor.^
10.7	Securities Subscription Agreement between the Registrant and the Sponsor.^
10.8	Form of Administrative Services Agreement between the Registrant and the Sponsor.^
14	Code of Ethics^
23.1	Consent of WithumSmith+Brown, PC.
23.2	Consent of Cooley LLP (included on Exhibit 5.1).^
24	Power of Attorney (included on signature page to the initial filing of this Registration Statement).^
99.1	Form of Audit Committee Charter^
99.2	Form of Compensation Committee Charter^
99.3	Form of Nominating Committee Charter^
99.4	Consent of Gaurav Dhillon^
99.5	Consent of Dixon Doll^
99.6	Consent of Will Semple^
99.7	Consent of Matthew Safaii^

*	Filed herewith.
^	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No.1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 24th day of February, 2021.

ARROWROOT ACQUISITION CORP.

By:	/s/ Matthew Safaii
Matthew Safaii
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Matthew Safaii and Thomas Olivier, each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this registration statement on Form S-1 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Matthew Safaii	Chief Executive Officer (Principal Executive Officer)	February 24, 2021
Matthew Safaii

/s/ Thomas Olivier	President. Chief Financial Officer and Sole Director (Principal Financial and Accounting Officer)	February 24, 2021
Thomas Olivier